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May 16, 2016
MPLX LP
200 E. Hardin Street
Findlay, Ohio 45840

Re:	Registration on Form S-3 of up to 16,714,547 Common Units Representing Limited Partner Interests of MPLX LP
Ladies and Gentlemen:
We have acted as counsel for MPLX LP, a Delaware limited partnership (the “Partnership”), in connection with the registration for resale from time to time by one of the Partnership’s security holders of up to 16,714,547 common units (the “Common Units”) representing limited partner interests in the Partnership, which consist of: (i) 8,700,114 Common Units issuable upon conversion of 7,981,756 outstanding Class B limited partner interests in the Partnership (the “Outstanding Class B Units” and, such Common Units, the “Conversion Common Units”) and (ii) 8,014,433 outstanding Common Units (the “Outstanding Common Units” and, together with the Outstanding Class B Units, the “Outstanding Units”), which Outstanding Units were issued by the Partnership pursuant to the Agreement and Plan of Merger, dated as of July 11, 2015, by and among the Partnership, MPLX GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), MarkWest Energy Partners, L.P., a Delaware limited partnership, and Sapphire Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, in each case as contemplated by the Partnership’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Common Units may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
The Conversion Common Units, when issued upon conversion of the Outstanding Class B Units pursuant to the terms and conditions of the Outstanding Class B Units and the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 13, 2016, and as may be further amended from time to time (the “Partnership Agreement”), will be validly issued, fully paid and

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS
DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES
MADRID • MEXICO CITY • MIAMI • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH
SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

MPLX LP
May 16, 2016

nonassessable, except as such nonassessability may be limited by Sections 17-
303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULP Act”) or within the Partnership Agreement.

2.
The Outstanding Common Units are validly issued, fully paid and nonassessable, except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the DRULP Act or within the Partnership Agreement.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the General Partner and others. The opinions expressed herein are limited to the DRULP Act as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day